CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                    EXHIBIT 10.5

                                LICENSE AGREEMENT


         THIS AGREEMENT (the "Agreement") is made and entered into this December 15, 1997 ("Effective Date") by and between G.D. SEARLE & CO., a Delaware corporation with offices at 5200 Old Orchard Road, Skokie, Illinois 60077 ("Searle"), and BIOMEDICINES, INC., a Delaware corporation, with offices at 909 Marina Village Parkway, #583, Alameda, CA 94501 ("BioMedicines").

         WHEREAS, Searle is the owner of certain Patent Rights, Know-How and the Licensed Process (each as hereinafter defined) and has the right to grant the license set forth herein under said Patent Rights, Know-How and Licensed Process; and

         WHEREAS, Searle desires to have BioMedicines determine whether Licensed Product (as hereinafter defined) is useful in treating patients with oncology- or immunology-related disorders and is willing to grant an exclusive license to BioMedicines to effect such determination and to proceed with commercial development, as appropriate; and

         WHEREAS, BioMedicines desires to obtain an exclusive right and license within the Fields (as hereinafter defined) under the Patent Rights, Licensed Process and Know-How in the Territory (as hereinafter defined).

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and other good and valuable consideration, the Parties (as hereinafter defined) hereto agree as follows:

SECTION 1.  DEFINITIONS

         Certain words or phrases used in the Agreement shall have meanings as defined below:

         1.1 "AFFILIATE" shall mean any corporation or business entity controlled by, controlling or under common control with Searle or BioMedicines, as the case may be. For this purpose, control shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock of, or a fifty percent (50%) or greater interest in the income of such corporation or other business entity, or fifty percent (50%) or greater management control over a joint venture, or such other relationship as, in fact, constitutes actual control.

         1.2 "CLINICAL TRIAL" shall mean a clinical trial conducted pursuant to a Protocol.

         1.3 "COMPOUND" shall mean [*] (identified by Searle as [*]) and any salts thereof.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       1.

         1.4 "DEVELOPMENTAL ACTIVITIES" shall mean any and all developments, clinical trials data, improvements, formulation data, methods, processes and techniques developed by BioMedicines in furtherance of this Agreement.

         1.5 "EFFECTIVE DATE" shall mean the date on which the Agreement is made as set forth above.

         1.6 "FIELDS" shall mean the fields of treating patients with oncology or immunology-related disorders.

         1.7 "KNOW-HOW" shall mean proprietary technical data and information, which relates to the Licensed Product, Licensed Process, Compound, and Patent Rights including, without limitation, all chemical, pharmacological, toxicological, clinical, assay control, manufacturing data used or useful for the development, manufacture, and/or marketing of the Licensed Product.

         1.8 "LICENSED PROCESS" shall mean any process for manufacturing Licensed Product from Compound or any process for manufacturing Compound for use in the manufacture of Licensed Product which is covered in whole or in part by a claim contained in the Patent Rights or by Know-How.

         1.9 "LICENSED PRODUCT(S)" shall mean one or more pharmaceutical products suitable for the treatment of humans which contain Compound as the active ingredient.

         1.10 "NET SALES" shall mean the actual gross amount invoiced by a Party, or its Affiliates or Sublicensees, for sales of the Licensed Product within the Fields in the Territory to Third Parties during a calendar year; provided that:

              (a)      Net Sales shall not include the following:

                       (i) direct transportation charges, including insurance;

                       (ii) any sales, use, value-added taxes, excise taxes and/or duties or allowances based on the selling price of the Licensed Product which fall due and are paid as a consequence of such sales;

                       (iii) trade, quantity and cash discounts and rebates actually allowed and taken to the extent customary in the trade, including, without limitation, governmental rebates; or

                       (iv) allowances or credits, including but not limited to, allowances or credits to customers on account of rejection or return of the Licensed Product.

              (b) Moreover, a sale or transfer to an Affiliate of either
Party for re-sale by such Affiliate shall not be considered a sale for the purpose of this provision, but the resale by such Affiliate shall be a sale for such purposes, and a "sale" shall include a transfer or other disposition for consideration, but not such transfers or dispositions for pre-clinical, clinical, regulatory, or governmental purposes for which no consideration is received whether before or after marketing approval; and


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       2.

              (c) Licensed Product shall be considered sold upon receipt of either Party of payment for such Licensed Product ("Sold").

         1.11 "OTHER INTELLECTUAL PROPERTY RIGHTS" shall mean all of the following intellectual property of BioMedicines: the trademarks, service marks, and tradenames, or any applications pertaining thereto, as shall be selected, chosen, created or developed by BioMedicines pursuant to the Agreement.

         1.12 "PARTY(IES)" shall mean a person(s) or an entity(ies) who is (are) a party to the Agreement.

         1.13 "PATENT RIGHTS" shall mean all of the following intellectual property of Searle:

              (a) the patent and patent applications listed in Appendix A;

              (b) the patents issued from the applications listed in Appendix A and from divisionals, continuations, and continuations-in-part, of these applications;

              (c) any reissue, re-examination, or extension of said patents;

              (d) any improvement patent dominated by the claims of the Patent Rights; and

              (e) any foreign counterparts of the foregoing.

         1.14 "PHASE Ib/II CLINICAL TRIAL" shall mean a Clinical Trial in patients having a designated disease or disorder.

         1.15 "PROTOCOL" shall mean a protocol for a Clinical Trial of Licensed Product.

         1.16 "PROPOSED REVERSION TERMS" shall mean terms proposed by Searle upon exercise of its Reversion Option to BioMedicines under which Searle would accept reversion of the License. In the event such terms are accepted by BioMedicines such Proposed Reversion Terms become Reversion Terms.

         1.17 "REVERSION TERMS" shall mean the terms agreeable to the Parties under which the License granted hereunder in Section 2 shall revert to Searle.

         1.18 "SUBLICENSE" shall mean a sublicense granted by BioMedicines pursuant to the terms of Sections 3 of the Agreement.

         1.19 "SUBLICENSEE" shall mean any Third Party licensed to make, have made, import, export, use or sell any Licensed Product.

         1.20 "TERRITORY" shall mean all countries worldwide.

         1.21 "THIRD PARTY(IES)" shall mean a person(s) or entity(ies) who or which is (are) neither a Party nor an Affiliate of a Party.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       3.

SECTION 2.   GRANT

         2.1 Subject to the terms and conditions of the Agreement, and upon receipt by Searle of the payment(s) pursuant to Section 6 herein, Searle hereby grants to BioMedicines and BioMedicines hereby accepts from Searle an exclusive (even as to Searle) royalty-bearing right and license within the Fields in the Territory (the "License"), including the right to sublicense within the Fields in the Territory, under the Patent Rights, Licensed Process and Know-How, to develop, make or have made Licensed Product from Compound, and to use, manufacture, market, and sell Licensed Product within the Fields in the Territory.

SECTION 3.   DATA REVIEW, REVERSION OPTION, SUBLICENSING

         3.1 For each indication within the Fields ("Indication") developed by BioMedicines using the Licensed Product, Searle shall have the right review the data from the first Phase Ib/II Clinical Trial. The sole purpose of such review shall be for Searle to determine whether it wishes to have the License granted to BioMedicines by the Agreement revert to Searle for this Indication (the "Reversion Option"). Within sixty (60) days of receipt of the data from said Clinical Trial, Searle shall notify BioMedicines in writing of Searle's desire to exercise the Reversion Option or its decision to decline to exercise the Reversion Option.

         3.2 In the event that Searle exercises its Reversion Option for an Indication, Searle and BioMedicines shall negotiate in good faith for a period of not more than sixty (60) days the terms ("Reversion Terms") under which the License shall revert for that Indication. Searle, at its sole discretion, may offer Proposed Reversion Terms for each Indication upon exercise of the Reversion Option. BioMedicines agrees to respond in writing within 15 days after said offer of the Proposed Reversion Terms.

         3.3 In the event that BioMedicines and Searle agree to Reversion Terms for a particular Indication, the current Agreement will be modified in accordance with the mutually agreed Reversion Terms with regard to each such Indication; and

             (a) All rights previously granted to BioMedicines pursuant to
Section 2 of the Agreement shall terminate and revert to Searle for such Indication; and

             (b) BioMedicines shall grant to Searle an exclusive license to use the data and materials resulting from Developmental Activities by BioMedicines with Licensed Products solely for said reverted Indication; and

             (c) Searle shall use its good faith efforts to further develop, obtain regulatory approvals and commercialize the Licensed Product for the Indication in the Territory where such good faith efforts would be justified by sound business judgment. Searle shall take such actions as are reasonably necessary and customary to obtain and maintain the authorization and/or ability to market the Licensed Product for the Indication in such countries in the Territory in which Searle shall choose to introduce Licensed Product for the Indication; and

             (d) Searle shall bear sole responsibility for all expenses of such development, commercialization and regulatory compliance for the Indication; and


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       4.

                  (e) In the event that Searle does not make such good faith efforts to pursue the further development and commercialization of the Licensed Product for the Indication for any country in the Territory after exercising its Reversion Option for the Indication, the Reversion Option with regard to the Indication for each such country shall immediately expire and all rights obtained by Searle with regard to the Indication through its exercise of the Reversion Option shall be returned to BioMedicines under the terms of this Agreement.

         3.4 If Searle elects not to exercise the Reversion Option for an Indication, then BioMedicines shall be free thereafter, in its sole discretion, to continue development on its own behalf or to offer a Sublicense to a Third Party(ies) for that Indication and to conclude a sublicensing agreement with the Third Party(ies) for that Indication consistent with BioMedicines' obligations under this Agreement.

         3.5 If, however, Searle proposes to exercise the Reversion Option for and Indication but BioMedicines shall decline to accept Searle's Proposed Reversion Terms for that Indication or the Parties are unable to reach agreeable Reversion Terms for that Indication after good-faith negotiations during the sixty (60) day negotiating period of Section 3.2, BioMedicines shall be free; in its sole discretion, to offer a Sublicense to a Third Party for that Indication. Any resulting sublicensing agreement for an Indication with a Third Party, however, may not be on terms more favorable to the Third Party than were the Reversion Terms offered to Searle for that Indication unless BioMedicines shall first offer said more favorable terms for that Indication ("Revised Terms") in writing to Searle. Searle must respond in writing within thirty (30) days of receipt of said offer of the Revised Terms whether it wishes to exercise the Reversion Option for that Indication based on the Revised Terms. In the event that Searle accepts the Revised Terms for that Indication, then the Parties will promptly execute an agreement based on the Revised Terms for that Indication, and the requirements of Section 3.3 shall then apply. In the event that Searle declines the Revised Terms for an Indication, then BioMedicines shall be free to conclude the aforesaid sublicensing agreement for that Indication with the Third Party on the basis of the Revised Terms for that Indication.

SECTION 4.   DATA AND MATERIALS

         4.1 Searle shall make available to BioMedicines, to the best of Searle's knowledge any and all preclinical and clinical data, formulation data, manufacturing process information, or other data generated from preclinical or clinical research with regard to the development of the Licensed Product, and shall deliver to BioMedicines those documents relating to Compound or Licensed Product requested by BioMedicines from time to time during the term of the Agreement within thirty (30) days of such request; provided, however, that Searle shall be obliged to make available only those data or documents already in Searle's possession as of the Effective Date or which subsequently come into Searle's possession. If BioMedicines requests non-U.S, data or reports from Searle, BioMedicines agrees to be responsible for the translation of any such data or reports into English if such translation would not otherwise be performed by Searle.

         4.2 In the event that Searle exercises the Reversion Option, BioMedicines likewise agrees to make available to Searle data or documents generated by BioMedicines pursuant to BioMedicines' Developmental Activities with Licensed Product.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       5.

         4.3 Searle shall, upon BioMedicines' reasonable request, deliver to BioMedicines, free of charge to BioMedicines a total of [*].

         4.4 In addition to the report(s) identified in Section 3.1, BioMedicines shall during the term of the Agreement periodically provide to Searle reports regarding the developmental and regulatory status and progress towards commercialization of Licensed Product. The content and frequency of such reports shall be negotiated in good faith from time to time during the term of the Agreement.

SECTION 5.   MANUFACTURING AND COMMERCIALIZATION

         5.1 BioMedicines will be solely responsible, as between BioMedicines and Searle, for manufacturing of the Licensed Product from Compound unless the rights granted hereunder to BioMedicines revert to Searle.

         5.2 BioMedicines shall have the exclusive right, but not the obligation, at its sole option and in its sole discretion, to select, choose, create or develop Other Intellectual Property Rights for any and all Licensed Products unless the rights granted hereunder to BioMedicines revert to Searle.

         5.3 BioMedicines shall use its good faith efforts to develop, obtain regulatory approval and commercialize the Licensed Product in the Field in each country of the Territory where such good faith efforts would be justified by sound business judgment and shall require any Affiliates and/or Sublicensees to agree to be bound substantially by this obligation. BioMedicines shall take such actions as are reasonably necessary or customary to obtain and maintain the authorization and/or ability to market the Licensed Product in such countries in the Territory in which BioMedicines shall choose to introduce the Licensed Product. BioMedicines shall bear sole responsibility for all expenses of such development, commercialization and regulatory compliance. In the event that BioMedicines does not make such good faith efforts to pursue the development and commercialization of the Licensed Product, all rights granted hereunder shall revert to Searle, or in the event that an Affiliate or Sublicensee of BioMedicines shall not make good faith efforts to pursue the development and commercialization of the Licensed Product, all rights granted by BioMedicines to such Affiliate or Sublicensee shall revert to Searle unless BioMedicines agrees to re-assume responsibility for development and commercialization on behalf of the Sublicensee.

SECTION 6.   ROYALTIES AND OTHER COMPENSATION; RECORDS

         6.1 In consideration of the grant of the License pursuant to Section
2.1 herein, BioMedicines shall pay to Searle the sum of [*] within 45 days of the Effective Date.

         6.2 In the event that BioMedicines commences clinical trials with Compound within the territory, BioMedicines shall pay to Searle the sum of [ * ] within forty-five (45) days after the first such filing only.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       6.

         6.3 In the event that BioMedicines commences phase III clinical trials or its equivalent for the Licensed Product in the Territory, BioMedicines shall pay to Searle the sum of [ * ] within forty-five (45) days after the commencement of the first such phase III trials only.

         6.4 Upon the receipt by BioMedicines of regulatory approval for the Licensed Product for either the European Union or for the United States, BioMedicines shall pay to Searle the sum of [ * ] within forty-five (45) days after the first such approval only.

         6.5 The sums payable under Sections 6.1-6.4 shall not be refundable unless there is a material breach of the Agreement by Searle which material breach remains uncured for a period of sixty (60) days. Said sums paid by BioMedicines to Searle shall then be refunded by Searle to BioMedicines within thirty (30) days thereafter.

         6.6 (A)           Upon commercialization, BioMedicines shall pay to
Searle an earned patent royalty on BioMedicines' Net Sales in the Territory as follows:

                           (1) If total Net Sales are less than [ * ], the
patent royalty rate shall be [ * ] of total Net Sales;

                           (2) If total Net Sales are from [ * ] the patent
royalty rate shall be [ * ] of total Net Sales;

                           (3) If total Net Sales are in excess of [ * ] the
patent royalty rate shall be [ * ] of total Net Sales;

             (B) Upon commercialization, BioMedicines shall pay to Searle an earned know-how royalty on BioMedicines' Net Sales in the Territory as follows:

                           (1) If total Net Sales are less than [ * ], the
know-how royalty rate shall be [ * ] of total Net Sales;

                           (2) If total Net Sales are from [ * ] the know-how
royalty rate shall be [ * ] of total Net Sales;

                           (3) If total Net Sales are in excess of [ * ] the
know-how royalty rate shall be [ * ] of total Net Sales; and

             (C) BioMedicines shall pay such patent royalty to Searle until:

                           (1) the expiration of the last-to-expire or
become-abandoned of the Patent Rights in such country; or

                           (2) for [ * ] years from the date that Licensed
Product is first marketed in such country, whichever is longer; and

             (D) BioMedicines shall pay such know-how royalty on each sale of the Licensed Product.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       7.

         6.7 In the event that BioMedicines shall sublicense to a Third Party all or any part of the License granted hereunder, BioMedicines shall pay to Searle [ * ] of all remuneration received from such Sublicensee for all or any part of the Sublicense granted in lieu of the royalties set forth in Section 6.6 and BioMedicines shall continue to pay royalties in accordance with Section 6.6 for any portion of the License grant retained by BioMedicines. In the event any remuneration to be received by BioMedicines pursuant to such Sublicense would involve an element of non-cash consideration, BioMedicines shall, prior to entering into such sublicense agreement, negotiate in good faith with Searle for a period not to exceed thirty (30) days to obtain Searle's approval of the cash value of said non-cash consideration to be paid by BioMedicines to Searle, such approval not to be unreasonably withheld. If, after thirty (30 days) of good faith negotiations between the Parties, the Parties cannot agree on the cash value to be paid, the Parties agree to obtain an independent fairness opinion regarding said cash value from a suitably qualified third party (chosen jointly by the Parties) whose judgment shall be binding upon both Parties.

         6.8 In the event that Searle exercises the Reversion Option for an Indication pursuant to Section 3 of the Agreement, Searle shall pay to BioMedicines such sums as shall be mutually agreed.

         6.9 The Party marketing a Licensed Product for an Indication in the Territory shall deliver to the other written reports (consistent with generally accepted accounting principles) within sixty (60) days after the close of each calendar quarter showing separately for each Licensed Product: (i) gross sales, broken down both by units sold and revenue, and the calculation of Net Sales;
(ii) details of the quantities sold in each country where there are sales; and
(iii) royalties due pursuant to Section 6 hereof. Concurrently with the making of such report, the Party selling Licensed Product shall pay the royalties due on Net Sales during the preceding calendar quarter. The Party marketing a Licensed Product for an Indication in the Territory shall deliver to the other a written report (consistent with generally accepted accounting principles) within sixty (60) days after the close of the calendar year showing (i), (ii), and
(iii) above for each Licensed Product for the calendar year. Any adjustment(s) needed to adjust the royalty payments based on total Net Sales to be consistent with Section 6.6 shall be made concurrently with the delivery of the report.

         6.10 All royalties to be paid under the Agreement shall be paid in U.S. dollars. In the event that currency conversions shall be required, such conversion shall be made using the foreign exchange rates published in the Midwest edition of the Wall Street Journal (or a successor publication) as of the last business day closest to the end of the quarter in question.

         6.11 If either Party shall fail to make a payment when due pursuant to
Section 6 of the Agreement, such Party shall have an additional five (5) business days from the date such payment was due to cure such non-payment.

         6.12 The Party selling Licensed Product shall keep complete and accurate records in sufficient detail to properly reflect all gross sales, deductions from Net Sales, and to enable the royalties payable hereunder to be determined. Upon the written request of the non-selling Party not more than once in each calendar year, the selling Party shall permit an independent certified public accounting firm of nationally recognized standing, selected by the non-selling Party and


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       8.

reasonably acceptable to the selling Party, and at the non-selling Party's expense (except as provided below), to have access during normal business hours to such of the records of the selling Party as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than twenty-four (24) months prior to the date of such request. The accounting firm shall disclose all information gathered or concluded to the selling Party. The accounting firm shall disclose to the non-selling Party only whether the records are correct or not and the specific details concerning any discrepancies. No other information shall be shared with the non-selling Party. If the accounting firm concludes that additional royalties were owed during such period (exceeding [ * ] of royalties paid during the period), the selling Party shall pay all costs associated with the audit and the unpaid royalties within thirty (30) days of the date the accounting firm delivers the firm's written report to the Parties, with interest thereon at the prime rate reported by the Citibank of New York, or another bank of nationally recognized standing in the event that Citibank shall cease to exist, on the last calendar day of the quarter in which such payments were due. Should the accounting firm conclude that the selling Party has overpaid any royalties, the non-selling Party shall credit any overpayment to the selling Party against amounts later due the non-selling Party.

         6.13 Each Party shall deduct any withholding taxes from the payments due under the Agreement and pay them to the proper tax authorities as required by the laws applicable at the date of payment. Neither Party shall deduct any other withholding or any other governmental charges from the payments due under the Agreement. Each Party shall annually provide the other Party with official receipts of payment of any withholding taxes and forward these receipts to such other Party.

SECTION 7.   CONFIDENTIALITY

         7.1 Any information which is transmitted by one Party to the other Party in connection with the entering into or the performance of the Agreement, shall be kept confidential by the receiving Party and its Affiliates and/or Sublicensees prior to the expiration or termination of the Agreement and for a period of five (5) years after its expiration. The foregoing obligation shall not apply to:

             (a) any information which at the time of disclosure or acquisition is part of the public knowledge or literature, or thereafter becomes part of the public knowledge or literature otherwise than by unauthorized disclosure by the recipient;

             (b) any disclosure of information to the United States Food and Drug Administration or other similar governmental authorities for the purpose of complying with regulatory requirements with respect to the Licensed Processes or Licensed Product;

             (c) any information which at the time of disclosure or acquisition was in the recipient's possession as evidenced by its written records;

             (d) any information which became available to the recipient from another source not bound to secrecy to the disclosing Party with respect to such information;


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       9.

             (e) disclosure by the recipient to Third Parties under provisions of confidentiality substantially similar to those contained in the Agreement for the purposes of development or marketing of the Licensed Product; and

             (f) any disclosure of information required by law.

         7.2 Notwithstanding the provisions of Section 7.1 herein, in the event that either Party, its Affiliates and/or Sublicensees shall determine that it wishes to disclose any information, the disclosure of which would be prohibited by Section 7.1 herein, such Party shall present the other Party with a written request to disclose such information. The other Party shall have a period of thirty (30) calendar days to approve the disclosure contained in such written request, which approval shall not be unreasonably withheld.

SECTION 8.   COMPETITION

         8.1 Unless Searle exercises the Reversion Option, Searle shall not, during the term of the Agreement, develop, manufacture or market within the Fields within the Territory any product or substance incorporating Compound without the prior consent of BioMedicines.

SECTION 9.   PATENT MATTERS

         9.1 BioMedicines shall, subject to good business judgment, after the Effective Date

             (a) maintain the Patent Rights in Appendix A and

             (b) prosecute and/or defend any infringement of and/or challenge to the Patent Rights.

         9.2 INFRINGEMENT SUITS

             (a) In any infringement suit either Party may institute to enforce the Patent Rights pursuant to the Agreement, or in any suit brought by a Third Party in which either Party is defending the Patent Rights, the other Party hereto shall, at the request and expense of the Party initiating or defending such suit, as the case may be, cooperate in all reasonable respects and, to the extent practicable, have its employees and, if practicable, former employees, testify when requested and make available relevant records, papers, information, samples, specimens and the like.

             (b) If, as a result of any such suit, the Patent Rights are held in any country to be not enforceable or invalid pursuant to a judgment rendered by a court of final determination and not subject to appeal, then, from and after the date of the filing of the action which resulted in such judgment, the royalties on Net Sales in that country payable pursuant to
Section 6 hereunder shall be reduced by [ * ]. If BioMedicines elects to prosecute any alleged infringement, Searle hereby agrees that Searle, at the request of BioMedicines, shall assist and cooperate with BioMedicines in any suit in all reasonable respects and to the extent practicable have its employees and former employees testify when requested and make available relevant records, papers, information, samples specimens and the like. BioMedicines alone shall retain any recovery or damages in excess of cost and fees incurred in obtaining the same for past

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      10.

infringement derived from any such infringement action prosecuted or defended by BioMedicines after first reimbursing Searle for such royalties and payments as Searle may have lost under Section 9.4 hereunder.

         9.3 Each of the Parties shall notify the other promptly in the event that it becomes aware of any alleged infringement of the Patent Rights by a Third Party and of any available evidence thereof.

         9.4 In the event that BioMedicines shall undertake the enforcement or defense of the Patent Rights in any country in the Territory by litigation pursuant to Section 9 of the Agreement or otherwise, BioMedicines may withhold any payments or royalties due Searle on Net Sales in such country hereunder, pursuant to Section 6 of the Agreement, and apply the same toward reimbursement of its expenses, including attorney's fees, in connection therewith, until BioMedicines is reimbursed therefore provided that in no case that such payments or royalties be reduced by more than [ * ].

SECTION 10.   REPRESENTATIONS, WARRANTIES, AND INDEMNIFICATIONS

         10.1 Each Party represents and warrants to the other Party that: (i) it is free to enter into the Agreement and has the full right and authority to do so; (ii) it has taken all corporate action necessary to authorize the execution and delivery of the Agreement and the performance of its obligations under the Agreement; (iii) it is not aware of any impediment that would inhibit its ability to perform in all material respects its obligations under the Agreement; and (iv) the execution, delivery and performance of the Agreement will not violate any provision of, conflict with or result in any breach of any of the terms of, or constitute a default under either Party's respective certificate of incorporation, by-laws, or any material indenture, lease, agreement or other material instrument to which it is a party, or any decree, judgment or order applicable to such party or any law, statute, rule or regulation applicable to such party.

         10.2 Searle hereby represents to BioMedicines that:

              (a) It is the assignee of the Patent Rights covered by the Agreement;

              (b) It has the legal power to convey the rights granted to BioMedicines in the Agreement;

              (c) It has no knowledge of any facts which would rebut the presumption of validity accorded any issued patents within the Patent Rights and it has disclosed to the United States Patent and Trademark office all information "material to patentability," as such is defined in 37 C.F.R.
Section 1.56;

              (d) It has no knowledge of any adverse claims to the Patent
Rights;

              (e) All patent applications included in the Patent Rights are pending and have not been abandoned and are enforceable pursuant to a valid assignment;


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      11.

              (f) To its best knowledge and belief, as of the Effective
Date, there are no asserted or unasserted claim or demand which may be enforced against any of the Patent Rights or Know-How;

              (g) To its best knowledge and belief, on the Effective Date the practice of any processes and/or products disclosed in the Patent Rights or Know-How do not infringe upon any Third Party patents;

              (h) Searle has not entered into any agreement with any Third Party which is in conflict with the rights granted to BioMedicines pursuant to the Agreement; and

              (i) To its best knowledge and belief, the reports and existing good laboratory compliance (GLP) statements provided on the Compound and Licensed Product are complete and accurate.

         10.3 BioMedicines shall obtain and maintain at all times and at its own expense adequate insurance to cover any risk of injury to humans that may arise out of activities contemplated in this Agreement with respect to the Compound or Licensed Products.

         10.4 BioMedicines represents and warrants that it shall comply with all applicable laws and regulations, including Food, Drugs and Cosmetics Act, current Good Clinical Practices and investigational new drug regulations and applicable guidelines.

         10.5 ANY MATERIALS PROVIDED BY SEARLE PURSUANT TO THE AGREEMENT ARE PROVIDED "AS IS" WITHOUT ANY WARRANTY OF FITNESS OR MERCHANTABILITY FOR ANY PARTICULAR PURPOSE. TO THE EXTENT PROVIDED BY LAW. SEARLE SHALL NOT BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABILITY THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES.

         10.6 BioMedicines shall defend, indemnify and hold Searle and its Affiliates and their respective officers, directors and employees harmless from and against any and all claims, demands, losses, damages, liabilities (including without limitation product liability), settlement amounts, costs or expenses whatsoever (including reasonable attorneys' fees and costs) arising from or relating to any claim, action or proceeding made or brought against such person or party by a third party as a result of BioMedicines' development, use, manufacture, marketing or sale of Licensed Product or Compound (including without limitation product liability claims) unless such liability arises from Searle's negligent act or omission.

SECTION 11.   ASSIGNMENT

         11.1 The Agreement shall not be assignable by BioMedicines without the prior written consent of Searle, which consent shall not be unreasonably withheld.

         11.2 Notwithstanding Section 11.1 herein, Searle agrees to waive its rights to withhold consent for assignment by BioMedicines if a Sublicense has been granted to a Third Party or if the Licensed Product for an Indication has been approved for marketing in the U.S. or in the E.U.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      12.

         11.3 Searle may freely assign this Agreement on notice to, but without the necessity of securing the consent of BioMedicines.

SECTION 12.   TERM AND TERMINATION

         12.1 Except as otherwise specifically provided herein and unless sooner terminated pursuant to Sections 3 or 11 of the Agreement, the Agreement and the licenses and rights granted hereunder, shall remain in full force and effect for as long as royalties are payable under Section 6 of the Agreement in any country of the Territory.

         12.2 Either Party shall have the right to terminate the Agreement with thirty (30) days notice in written form to the other Party in the event that the other Party fails to remedy any material failure to fulfill its obligations under the Agreement or remains in material breach of the terms or conditions hereof within sixty (60) days after receipt of notice in written form specifying the circumstances giving rise to such failure or breach.

         12.3 Either Party may terminate the Agreement with immediate effect by notice in written form in the event that the other Party becomes insolvent, is declared bankrupt or adopts a plan of liquidation and dissolution.

         12.4 Upon termination of the Agreement pursuant to Sections 12.2 or
12.3 herein, any licenses or sublicenses granted under the Agreement may continue in effect at the option of the non-breaching or non-bankrupt Party, as long as the non-breaching or non-bankrupt Party abides by the terms of the license and the surviving provisions of the Agreement, including but not limited to the obligation to pay milestone payments and royalties under Section 6, and subject to later expiration under this Section 12. Any court-awarded damages granted to one Party arising from material breach or bankruptcy of the other Party may be deducted from milestone, royalty and/or other payments which may be subsequently due to the other Party.

         12.5 Upon termination of the Agreement pursuant to Sections 12.2 or
12.3 herein, nothing herein shall be construed to release either Party from any obligation that matured prior to the effective date of such termination. Either Party or any Affiliate or Sublicensee thereof may after the effective date of such termination sell all Licensed Products manufactured or in process of manufacture on the effective date of such termination.

         12.6 Upon termination of the Agreement by either Party pursuant to
Section 12.2 herein, the other Party will transfer or have transferred to the Party terminating the Agreement any authorizations for clinical trials or sale of Licensed Product owned by the other Party, its Affiliates or Sublicensees, such transfer to be free of charge to the terminating Party with the right to use the same, subject to the provisions of Section 12.5 herein.

         12.7 Upon termination of the Agreement by either Party pursuant to
Section 12.3 herein, the other Party will transfer or have transferred to the terminating Party any authorizations for clinical trials or sale of Licensed Product owned by the other Party, its Affiliates or Sublicensees upon payment to the other Party in cash an amount representing fair market value of the assets to be transferred upon which payment the terminating Party shall have the right to use the same.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      13.

SECTION 13.   PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

         13.1 Any payment, notice or other communication pursuant to the Agreement shall be sufficiently made or given on the date of mailing if sent to such Party by certified or registered first class mail, postage prepaid, or by recognized public courier (e.g. Federal Express) addressed to it at its address below or as it shall designate by written notice given to the other Party:

                In the case of Searle:                       with a copy to:

                G.D. Searle & Co.                            Legal Department
                5200 Old Orchard Road
                Skokie, IL 60077
                Attention: Corporate Licensing

                In the case of BioMedicines:                 with a copy to:

                BioMedicines, Inc.                           Corporate Legal
                909 Marina Village Blvd. #583
                Alameda, CA 94501


SECTION 14.   MISCELLANEOUS PROVISIONS

         14.1 The Agreement shall be construed, governed, interpreted and applied in accordance with the laws of California, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted and disputes arising out of the Agreement which cannot be settled between the Parties will be brought before the courts of California.

         14.2 The Parties hereto acknowledge that the Agreement sets forth the entire agreement and understanding of the Parties hereto as to the subject matter hereof, and no oral or written communications between the Parties with respect to the License granted hereunder shall be of any force or effect, nor shall the Agreement be subject to any change or modification, except by the execution of a subsequent written instrument subscribed to by the Parties hereto.

         14.3 The provisions of the Agreement are severable, and in the event that any provisions of the Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

         14.4 The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of the Agreement shall not constitute a waiver of that right or excuse a subsequent failure to perform any term or condition by the other Party.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      14.

         14.5 Except as required by U.S. regulatory authorities, no press releases, publicity, announcements or other disclosures of the Agreement shall be made by either Party without the prior written consent of the other Party.

         14.6 The Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      15.

         IN WITNESS WHEREOF, the Parties have hereunto duly executed the Agreement as of the day and year set forth above.


BIOMEDICINES, INC.                               G.D. SEARLE & CO.


By:  /s/ S. M. Moran                             By:  /s/ R. De Schutter
   -----------------------------------              ----------------------------
Name:    S. Mark Moran, M.D., M.B.A.             Name:    Richard U. De Schutter

Title:   President and CEO                       Title:   President and CEO


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      16.

                                   APPENDIX A

                              PATENTS/APPLICATIONS



PATENT NO.                    FILING DATE                            ISSUE DATE


                                        [ * ]




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      17.